     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 2001
                                         REGISTRATION NOS. 333-   AND 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

              TYCO INTERNATIONAL LTD.                            TYCO INTERNATIONAL GROUP S.A.
   (Exact name of registrant as specified in its         (Exact name of registrant as specified in its
                      charter)                                              charter)
                      BERMUDA                                              LUXEMBOURG
            (State or other jurisdiction                          (State or other jurisdiction
         of incorporation or organization)                     of incorporation or organization)
                   NOT APPLICABLE                                        NOT APPLICABLE
        (I.R.S. Employer Identification No.)                  (I.R.S. Employer Identification No.)
          THE ZURICH CENTRE, SECOND FLOOR                            6, AVENUE EMILE REUTER
                 90 PITTS BAY ROAD                                        SECOND FLOOR
              PEMBROKE HM 08, BERMUDA                                  L-2420 LUXEMBOURG
                  (441) 292-8674*                                       (352) 46-43-40-1
(Address, including zip code, and telephone number,   (Address, including zip code, and telephone number,
   including area code, of registrant's principal        including area code, of registrant's principal
                 executive offices)                                    executive offices)

                           --------------------------

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC.
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

* Tyco International Ltd. maintains its registered and principal executive offices at The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The executive offices of Tyco's principal United States subsidiaries are located at One Tyco Park, Exeter, New Hampshire 03833. The telephone number there is (603) 778-9700.
                           --------------------------

                                   COPIES TO:

                 MEREDITH B. CROSS                                        FATI SADEGHI
             WILMER, CUTLER & PICKERING                             SENIOR CORPORATE COUNSEL
                2445 M STREET, N.W.                               TYCO INTERNATIONAL (US) INC.
               WASHINGTON, D.C. 20037                                    ONE TYCO PARK
                   (202) 663-6000                                 EXETER, NEW HAMPSHIRE 03833
                                                                         (603) 778-9700

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ File No. 333-44100 and 333-44100-01

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
TITLE OF EACH CLASS OF                      AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
SECURITIES TO BE REGISTERED                 REGISTERED(1)          SHARE(1)             PRICE(1)                FEE
DEBT SECURITIES OF TYCO INTERNATIONAL
  GROUP S.A. (2).......................  U.S.$300,000,000(2)         100%           U.S.$300,000,000      U.S.$75,000(3)
GUARANTEES OF TYCO INTERNATIONAL
  LTD..................................          N/A                  (4)                  (4)                  (5)
COMMON SHARES OF TYCO INTERNATIONAL
  LTD., NOMINAL VALUE U.S.$0.20 PER
  SHARE................................          (6)                N/A(6)               N/A (6)                (7)

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, and exclusive of accrued interest, if any.

(2) The aggregate principal amount of the debt securities to be issued may be increased, if any debt securities are issued at an original issue discount, by an amount such that the net proceeds to be received by Tyco International Group S.A. shall be equal to the above amount to be registered. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such debt securities from Tyco International Group S.A.

(3) The amount of registration fee, calculated in accordance with Section 6(b) of the Securities Act of 1933 and Rule 457(o) promulgated thereunder, is .000250 of the maximum aggregate offering price at which the debt securities registered pursuant to the registration statement are proposed to be offered.

(4) No separate consideration will be received for the guarantees.

(5) Under Rule 457(n), no fee is payable with respect to guarantees.

(6) An indeterminable number of common shares of Tyco International Ltd. which may from time to time be issued upon conversion or exchange of Tyco International Group S.A. debt securities registered hereunder, to the extent any of such debt securities are by their terms convertible into or exchangeable for such common shares, are registered hereunder.

(7) Under Rule 457(i), no fee is payable with respect to such common shares.

  INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, FILE NOS.
                          333-44100 AND 333-44100-01.

    This registration statement hereby incorporates by reference in its entirety the Tyco International Group S.A. and Tyco International Ltd. registration statement on Form S-3 (File Nos. 333-44100 and 333-44100-01) declared effective on September 18, 2000, as amended, including the documents incorporated or deemed to be incorporated by reference therein.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS.

5.1   --   Opinion of Appleby Spurling & Kempe
5.2   --   Opinion of Beghin & Feider in association with Allen & Overy
5.3   --   Opinion of Wilmer, Cutler & Pickering
23.1  --   Consent of PricewaterhouseCoopers
23.2  --   Consent of Arthur Andersen LLP
23.3  --   Consent of KPMG LLP
23.4  --   Consent of Appleby Spurling & Kempe (included in
           Exhibit 5.1 herein)
23.5  --   Consent of Beghin & Feider in association with Allen & Overy
           (included in Exhibit 5.2 herein)
23.6  --   Consent of Wilmer, Cutler & Pickering (included in
           Exhibit 5.3 herein)
24.1  --   Powers of Attorney for Tyco International Ltd. (incorporated by reference to Exhibit 24 to Tyco International Ltd.'s
           Form S-3 filed August 18, 2000)
24.2  --   Powers of Attorney for Tyco International Group S.A.
           (contained on signature page of Tyco International Group
           S.A. hereto)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 24th day of July, 2001.

                 TYCO INTERNATIONAL LTD.

                 By                            /s/ MARK H. SWARTZ
                                 ----------------------------------------------
                                                 Mark H. Swartz
                              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                  (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 24, 2001 in the capacities indicated below.

                  SIGNATURE                                                    TITLE
                  ---------                                                    -----
                      *
 -------------------------------------------     Chairman of the Board, President, Chief Executive
             L. Dennis Kozlowski                   Officer and Director (Principal Executive Officer)

                      *
 -------------------------------------------     Director
             Lord Ashcroft KCMG

                      *
 -------------------------------------------     Director
              Joshua M. Berman

                      *
 -------------------------------------------     Director
              Richard S. Bodman

                      *
 -------------------------------------------     Director
                John F. Fort

                      *
 -------------------------------------------     Director
               Stephen W. Foss

                      *
 -------------------------------------------     Director
                Wendy E. Lane

                  SIGNATURE                                                    TITLE
                  ---------                                                    -----
                      *
 -------------------------------------------     Director
            James S. Pasman, Jr.

                      *
 -------------------------------------------     Director
              W. Peter Slusser

             /s/ MARK H. SWARTZ
 -------------------------------------------     Executive Vice President, Chief Financial Officer and Director
               Mark H. Swartz                      (Principal Financial and Accounting Officer)

                      *
 -------------------------------------------     Director
             Frank E. Walsh, Jr.

                      *
 -------------------------------------------     Director
               Joseph F. Welch

*By:                   /s/ MARK H. SWARTZ
             --------------------------------------
                         Mark H. Swartz
                        ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on the 24th day of July, 2001.

                                                       TYCO INTERNATIONAL GROUP S.A.

                                                       By:           /s/ KEVIN O'KELLY LYNCH
                                                            -----------------------------------------
                                                                       Kevin O'Kelly Lynch
                                                                        MANAGING DIRECTOR
                                                                       (PRINCIPAL FINANCIAL
                                                                     AND ACCOUNTING OFFICER)

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints KEVIN O'KELLY LYNCH AND MARK H. SWARTZ, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement (including all post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereon.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 24, 2001 in the capacities indicated below.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
               /s/ KEVIN O'KELLY LYNCH
     -------------------------------------------       Managing Director
                 Kevin O'Kelly Lynch

              /s/ MICHELANGELO STEFANI
     -------------------------------------------       Managing Director
                Michelangelo Stefani

                /s/ ALASTAIR MACGOWAN
     -------------------------------------------       Director
                  Alastair Macgowan

                                 EXHIBIT INDEX

 5.1  --         Opinion of Appleby Spurling & Kempe
 5.2  --         Opinion of Beghin & Feider in association with Allen & Overy
 5.3  --         Opinion of Wilmer, Cutler & Pickering
23.1  --         Consent of PricewaterhouseCoopers
23.2  --         Consent of Arthur Andersen LLP
23.3  --         Consent of KPMG LLP
23.4  --         Consent of Appleby Spurling & Kempe (included in
                 Exhibit 5.1 herein)
23.5  --         Consent of Beghin & Feider in association with Allen & Overy
                 (included in Exhibit 5.2 herein)
23.6  --         Consent of Wilmer, Cutler & Pickering (included in
                 Exhibit 5.3 herein)
24.1  --         Powers of Attorney for Tyco International Ltd. (incorporated by reference to Exhibit 24 to Tyco International Ltd.'s
                 Form S-3 filed August 18, 2000)
24.2  --         Powers of Attorney for Tyco International Group S.A.
                 (contained on signature page of Tyco International Group
                 S.A. hereto)